UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 25, 2007

MERCANTILE BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-26719 (Commission File Number)	38-3360865 (IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan (Address of principal executive offices)	49504 (Zip Code)

Registrant’s telephone number, including area code	616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Executive Officer Bonus Plan for 2007
     On January 25, 2007, the Board of Directors of Mercantile Bank of Michigan (the “Bank”), a wholly-owned subsidiary of Mercantile Bank Corporation (“Mercantile”), adopted the Mercantile Bank of Michigan Executive Officer Bonus Plan for 2007 (the “Plan”). The persons eligible to participate in the Plan are the four executive officers of the Bank, who are also the four executive officers of Mercantile. These executive officers are listed in the table below.

Name of Executive Officer	Title

Gerald R. Johnson, Jr.	Chairman and Chief Executive Officer of Mercantile and Chairman of the Bank

Michael H. Price	President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank

Robert B. Kaminski, Jr.	Executive Vice President and Secretary of Mercantile and Executive Vice President, Chief Operating Officer and Secretary of the Bank

Charles E. Christmas	Senior Vice President, Chief Financial Officer and Treasurer of Mercantile and Senior Vice President and Chief Financial Officer of the Bank
     The maximum amount that may be paid to each executive officer under the Plan is a percent of the annual salary that is paid to him for 2007. For Mr. Johnson and Mr. Price, the maximum amount is 50 percent of their annual salary; for Mr. Kaminski and Mr. Christmas, the maximum amount is 45 percent.
     The Plan includes three tiers of potential bonus awards, each with its own performance goal. The executive officers can receive up to 25 percent of the maximum amount that can be awarded to them under the Plan from each of the tier 1 and tier 2 bonus pools, and up to the remaining 50 percent from the tier 3 bonus pool. The precise amount that is awarded, if any, from each tier of the bonus pool depends on the consolidated net operating income of Mercantile and its consolidated subsidiaries for 2007, subject to specified adjustments. The amount of consolidated net operating income required for a full payout of the bonus provided for at each tier increases from tier 1, to tier 2, to tier 3. The Bank believes that a full payout of the tier 1 bonus pool is likely, a full payout of the tier 2 bonus pool is less likely and would be difficult to achieve, and a full payout of the tier 3 bonus would be very difficult to achieve.
     The Plan is effective as of January 1, 2007, and bonus awards earned under the Plan will be paid on or before March 15, 2008.

     Mercantile is filing a copy of the Plan as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

10.1	Executive Officer Bonus Plan for 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANK CORPORATION
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: January 26, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Officer Bonus Plan for 2007